Exhibit 99.1

For Immediate Release

Contact: Shareholder Relations
951-271-4232
 shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports Second Quarter Results:
Record Quarterly Earnings, EPS Growth of 6%, Net Earnings Growth of 10%,
and Total Assets of $2.4 Billion

Corona, California, July 18, 2007 -- Vineyard National Bancorp (the “company”) (NASDAQ: VNBC), and its subsidiary Vineyard Bank, N.A. (“Vineyard”), today reported record earnings for the quarter-ended June 2007 of $6.0 million, or $0.53 per diluted share, compared with net earnings of $5.4 million, or $0.50 per diluted share, for the quarter-ended June 2006. Second quarter 2007 diluted earnings per share and net earnings increased by 6% and 10%, respectively, over the results for the same quarter in 2006.

For the six months ended June 2007, the company reported record net earnings of $11.5 million, or $1.01 per diluted share, compared with net earnings of $9.6 million, or $0.92 per diluted share, for the comparable period in 2006. For that period, diluted earnings per share and net earnings increased by 10% and 20%, respectively, over the results for the same period in 2006.

All diluted earnings per share amounts have been adjusted to reflect the company’s 5% stock dividend which occurred during the second quarter of 2007.

Second Quarter 2007 Operating Highlights:

•
Total assets were $2.4 billion at quarter-end June 2007, an increase of $552.6 million, or 30% over the quarter-end June 2006 level, and an increase of $158.8 million, or 7% over year-end December 2006;

•
Total loans, net of unearned income, were $2.0 billion at quarter-end June 2007, an increase of $524.2 million, or 35% over the quarter-end June 2006 level, and an increase of $129.6 million, or 7% over year-end December 2006;

•	Loans sold during the quarter-ended June 2007 amounted to $65.8 million, which included $58.6 million of single family residential (“SFR”) luxury construction loan participations;

•	Total deposits were $1.9 billion at quarter-end June 2007, an increase of $337.6 million, or 22% over quarter-end June 2006, and an increase of $56.1 million, or 3% from year-end December 2006;

•	Demand deposit growth increased balances to over $301.2 million at June 30, 2007, the highest level in the company’s history;

•	Provision for loan losses during the second quarter 2007 was $0.5 million, with $0.1 million of net loan charge-offs;

•	The company’s operating efficiency ratio was 57% for the second quarter 2007, as compared to 55% and 58% for the first quarter 2007 and fourth quarter 2006, respectively;

•	The company’s net interest margin for the second quarter 2007 was 4.13%, as compared to 4.18% for the first quarter 2007; and

•	The company raised a net $22.0 million in Series D Noncumulative Perpetual Preferred Stock (“Series D Preferred Stock”) with an annual coupon rate of 7.5%.

“The company’s operating performance for the second quarter, though adequate, allows for increased opportunities for improvement. Our efforts to use our balance sheet more efficiently will include additional loan participation sales as we build upon our core strengths. Our focus on efficiently leveraging our current resources, while attracting additional deposit-focused personnel, continues to be a high priority. Our asset quality trends remain solid, with occasional spottiness related to borrower capacity or fatigue as opposed to collateral adequacy,” stated Norman Morales, president and chief executive officer.

Income Statement

For the quarter-ended June 2007, net interest income before the provision for loan losses was $23.4 million, an increase of $3.0 million, or 15% as compared to the same period in 2006. These results produced a net interest margin of 4.13% for the quarter-ended June 2007, as compared to 4.18% for the quarter-ended March 2007 and 4.45% for the same period in 2006.

The net interest margin for the second quarter of 2007 was impacted by: 1) increased short-term borrowing costs, 2) decreased loan yields due to continued diversification of the portfolio into more commercial business loans and commercial income property mortgages, and 3) increased prepayment expenses related to early payoffs on consumer and SBA-related loans.

The company’s net interest margin has also experienced some compression related to the rise in cost of funding portions of the commercial income property portfolio without the benefit of the resetting of rates on those portfolios until the appropriate reset period. For the remainder of 2007, approximately $44.4 million in income property loans is scheduled to reset at contractual rates that are approximately 100 basis points higher than the current contractual rates. The resetting of these assets should provide additional expansion opportunities to the net interest margin.

For the quarter-ended June 2007, gross loan interest income was $44.5 million, an increase of $9.2 million, or 26% as compared to the same period in 2006. The effective yield of the loan portfolio for the quarter-ended June 2007 was 8.76% as compared to 8.81% for the quarter-ended March 2007 and 9.02% for the same period in 2006. Over the course of the last year, the company has increased its efforts to broaden and diversify the composition of its loan portfolio, with two of the largest percentage increases in portfolio growth centered in commercial business loans and commercial income property mortgages.

Total net revenue (or net interest income and other operating income before provision for loan losses) for the quarter-ended June 2007 was $24.8 million, an increase of $2.7 million, or 12% as compared to the same period in 2006.

The provision for loan losses for the quarter-ended June 2007 was $0.5 million based on management’s review of several factors, including loan growth, underlying loan collateral, delinquency trends, current economic conditions and historic loan loss experience. By comparison, the provision for loan losses was $1.2 million for the quarter-ended March 2007 and $0.7 million for the quarter-ended June 2006. There were $0.1 million of net charge-offs for each of the quarter-ended June 2007 and the quarter-end March 2007.

The provision for loan losses increased the allowance for loan losses to $21.3 million, or 1.05% of the gross loan portfolio at June 2007. The company also has a reserve for unfunded loan commitments, principally related to its construction loans, in the amount of $1.0 million (recorded in other liabilities), producing total reserves as a percent of gross loans outstanding of 1.09% at June 2007. Management believes these reserves are at an appropriate level based upon its evaluation and analysis of portfolio credit quality and prevailing economic conditions.

Total operating expenses for the quarter-ended June 2007 were $14.2 million, as compared to $12.1 million for the same period in 2006, which did not include the impact of operating costs related to the acquisition of Rancho Bank on July 31, 2006. The acquisition was completed in the third quarter of 2006. Total operating expenses for the first quarter 2007 and fourth quarter 2006 were $13.1 million and $14.0 million, respectively.

The company’s expenses related to salaries and benefits was $7.9 million for the quarter-ended June 2007, as compared to $7.6 million for the first quarter 2007 and $7.9 million for the fourth quarter 2006. During the second quarter 2007, the company incurred approximately $0.2 million in expenses related to the Rancho Bank acquisition, principally related to contractual obligations to certain former executives of Rancho Bank continuing as employees of Vineyard. These amounts will continue to reduce each quarter and will terminate by the end of 2007. During the quarter, and thru the balance of the operating year, strategic recruitment of additional personnel dedicated toward core deposit production and business banking efforts will continue. At the same time, the company is focusing on reducing other operating expenses to partially fund these new investments in personnel.

The company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, increased to 57% for the quarter-ended June 2007, as compared to 55% for the first quarter 2007 and the same period in 2006. The company’s desired long-term efficiency ratio is a range of 50% to 52%, which it believes best leverages the established infrastructure and allows for acquisition of new client relationships.

Balance Sheet

At June 30, 2007, loans outstanding, net of unearned income, were $2.0 billion, as compared to the June 30, 2006 level of $1.5 billion. The largest dollar components of this increase are centered in the established commercial real estate and SFR luxury construction product lines, followed by commercial construction financings, business lending and consumer loans.

Construction Lending Specialties:

The company’s specialty construction lending groups continue to be focused on the origination of construction lending opportunities within several sub-markets of the southern California market place. During the quarter-ended June 30, 2007, the company originated $231.6 million in new construction and land development commitments within the four sub-specialty construction and land lending disciplines: SFR luxury construction with $94.0 million, SFR tract construction with $29.3 million, commercial real estate construction with $56.7 million and land-related loans with $51.6 million. All extensions of credit within these four segments were underwritten consistent with current market conditions, borrower sponsorship and liquidity, and project strength. Related to these same four specialty lending disciplines, payoffs and principal payments during the second quarter were $157.0 million.

At June 30, 2007, the total unfunded amounts for the company’s three sub-specialty construction disciplines were $261.3 million in SFR luxury construction, $108.9 million in SFR tract construction and $118.9 million in commercial real estate construction.

Over the course of the past twelve months, the company has been carefully monitoring its SFR tract construction exposure, its builder relationships, project strength, and absorption rates. While a significant majority of all of the remaining tract construction exposure is related to established and well-managed projects, absorption rates on new sales have slowed as general inventory levels on competitive offerings from major home builders within the Inland Empire and elsewhere continue to be significant.

The company’s largest concentration in construction loans is centered in its SFR luxury line of business, which continues to demonstrate strong liquidity and demand for the product. At June 30, 2007, approximately $129.2 million or 28% of total disbursed balances represented in 89 loans, were 95% complete or greater, and expected to be completed and sold within the next few months. This current level is consistent with historical levels of portfolio composition and absorption rates.

The company’s efforts continue to be focused on the measured growth of its loan and deposit portfolios in the desired compositions. Loan growth, net of unearned income, for the quarter-ended June 2007, was $35.4 million, net of participations sold of $65.8 million, as compared to loan growth of $94.5 million, net of participations sold of $8.2 million in the first quarter 2007, and $106.2 million, net of participations sold of $16.2 million in the fourth quarter 2006.

During the quarter, the company completed loan participation sales of $58.6 million of its SFR luxury construction assets. These sales allow the company to earn a significant servicing spread, a fee recapture and a transactional gain while reducing resources allocated towards capital, funding and loan loss reserves. The company will continue with this strategy as it increases and diversifies its lending operations.

Asset Quality

At June 30, 2007, Vineyard’s non-performing loans amounted to $12.2 million. Of that amount, six real estate secured loans, in the aggregate amount of $11.2 million, were delinquent in payments or had matured and were not performing according to the terms of the original credit extension.

The largest loan, in the amount of $5.5 million, is related to a luxury construction project comprised of four production homes and five finished lots. The homes are near completion and three have been pre-sold. A second real estate secured non-performing loan in the amount of $3.3 million is related to a completed condominium project in the final stages of liquidation, with many units already sold and closed escrow. At March 31, 2007, this loan had an aggregate balance of $5.8 million. A third real estate secured loan in the amount of $1.2 million carries a SBA-guarantee. The company believes the remaining non-performing assets are adequately collateralized or maintain sufficient guarantees. The amount of unrecognized interest income related to these non-performing loans, as of the end of the second quarter 2007, was $0.6 million.

On May 29, 2007, Vineyard foreclosed on a single non-performing SFR Tract development land loan, in the amount of $11.7 million which was placed on non-accrual in the third quarter of 2006. This land is comprised of one hundred residential lots in a planned development project within the Temecula Valley region of southern California. Vineyard is actively pursuing the disposition of this foreclosed asset.

Deposit Acquisition and Funding Strategies

At June 30, 2007, total deposits were $1.9 billion, as compared to the June 30, 2006 level of $1.5 billion. Total deposits at December 31, 2006 were $1.8 billion, or $56.1 million less as compared to June 30, 2007.

Non-interest bearing demand deposits were $301.3 million at quarter-end June 2007, an increase of $124.9 million, or 71% over quarter-end June 2006. Non-interest bearing demand deposits were $287.9 million at March 31, 2007. The company’s efforts to increase its core commercial demand base has seen positive results in the establishment of new accounts, supported by electronic deposit technology and other state-of-the art cash management services.

Money market deposits, principally concentrated in business relationships, were $575.9 million at quarter-end June 2007, an increase of $97.8 million, or 20.5% over quarter-end June 2006. Money market deposits decreased by $43.1 million, or 7%, during the second quarter of 2007, the slight decrease in balances is reflective of seasonal fluctuations with client’s funds related to taxes and other working capital requirements.

The company’s interest-bearing deposits, whose average balances for the three months ended June 30, 2007 were $1.5 billion, produced an average cost of interest-bearing deposits of 4.71%. For the three months ended June 30, 2006, the company’s interest-bearing deposits, whose average balances were $1.3 billion, produced an average cost of interest-bearing deposits of 4.24%.

Capital Resources

At June 30, 2007, total stockholders’ equity of the company totaled $172.0 million, an increase of $43.1 million, or 33% as compared to June 30, 2006. The company’s net book value per share of its common stock increased from $11.26 at June 30, 2006 to $13.15 per share at June 30, 2007. The tangible book value decreased during this same period from $11.12 to $9.05 per share due to the addition of $40.5 million in goodwill related to the Rancho Bank acquisition.

For the quarter-ended June 2007, the company declared cash dividends for its common stock of $0.9 million and for its preferred stock of $0.2 million. In addition, for the quarter-ended June 2007, the company declared a 5% stock dividend for its common stock and raised $22.0 million of capital with the issuance of Series D Preferred Stock.

On June 26, 2007, the company completed an offering of 2.3 million shares of the company’s 7.50% Series D Preferred Stock, with a $10.00 liquidation preference per share. The Series D Preferred Stock may be redeemed for cash at their $10.00 liquidation preference, in whole or in part, at any time on or after June 25, 2012.

Vineyard continues to be “well-capitalized” pursuant to the guidelines established by regulatory agencies.  To be considered “well-capitalized” a bank must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater.  Vineyard’s total risk-based and leverage capital ratios were 12.2% and 11.2% at June 30, 2007, respectively.

As a continuing component of its Shareholders’ Relations Program, the company is preparing a presentation describing its operating performance and strategies.  The presentation will be accessible at www.vnbcstock.com.

The company is a financial holding company headquartered in Corona, and the parent company of Vineyard, also headquartered in Corona. Vineyard operates through 16 full-service banking centers and five corporate production offices located in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif.  The company’s common stock is traded on the NASDAQ Global Market System under the symbol “VNBC.”

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the company’s filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	June 30, 2007	December 31, 2006	$ Change	% Change
Assets
Loans, net of unearned income	$2,031,872	$1,902,244	$129,628	7%
Less allowance for loan losses	(21,255)	(19,689)	(1,566)	8%
Net Loans	2,010,617	1,882,555	128,062	7%
Loans held-for-sale	296	-	296	100%
Investment securities	223,793	233,600	(9,807)	-4%
Total Earnings Assets	2,234,706	2,116,155	118,551	6%

Cash and cash equivalents	65,526	35,129	30,397	87%
Premises and equipment, net	18,861	20,402	(1,541)	-8%
Other real estate owned	11,653	-	11,653	100%
Goodwill and other intangibles	43,737	44,198	(461)	-1%
Other assets	42,068	41,855	213	1%
Total Assets	$2,416,551	$2,257,739	$158,812	7%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest bearing	$301,281	$292,917	$8,364	3%
Interest-bearing	1,561,211	1,513,496	47,715	3%
Total Deposits	1,862,492	1,806,413	56,079	3%

Federal Home Loan Bank advances	210,000	126,000	84,000	67%
Other borrowings	26,000	40,000	(14,000)	-35%
Subordinated debt	5,000	5,000	-	0%
Junior subordinated debentures	115,470	115,470	-	0%
Other liabilities	25,552	21,796	3,756	17%
Total Liabilities	2,244,514	2,114,679	129,835	6%

Stockholders' Equity
Common stock equity	152,068	143,073	8,995	6%
Preferred stock equity	31,694	9,665	22,029	228%
Unallocated ESOP shares	(5,487)	(5,765)	278	-5%
Cumulative other comprehensive loss	(6,238)	(3,913)	(2,325)	59%
Total Stockholders' Equity	172,037	143,060	28,977	20%
Total Liabilities and Stockholders' Equity	$2,416,551	$2,257,739	$158,812	7%

Total non-performing loans/Gross loans (1)	0.60%	0.88%

Number of shares of common stock outstanding (2)	10,671,682	10,681,482

Net book value of common stock (3)	$13.15	$12.49
Tangible book value of common stock (4)	$9.05	$8.35
Net book value of common stock,
excluding other comprehensive loss (3)	$13.74	$12.85

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due. Gross loans include loans, net of unearned income and loans held-for-sale.
(2) Number of shares of common stock outstanding at June 30, 2007 and December 31, 2006 excludes 245,376 and 257,828 unreleased and unallocated ESOP shares, respectively.
The outstanding shares were retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(3) "Net book value of common stock" is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end.
"Net book value of common stock, excluding other comprehensive loss" eliminates cumulative other comprehensive loss from the numerator. Book value per share was retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end. Book value per share was retrospectively adjusted for the 5% stock dividend issued June 22, 2007.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	June 30, 2007	June 30, 2006	$ Change	% Change
Assets
Loans, net of unearned income	$2,031,872	$1,507,712	$524,160	35%
Less allowance for loan losses	(21,255)	(15,693)	(5,562)	35%
Net Loans	2,010,617	1,492,019	518,598	35%
Loans held-for-sale	296	43,601	(43,305)	-99%
Investment securities	223,793	247,543	(23,750)	-10%
Total Earnings Assets	2,234,706	1,783,163	451,543	25%

Cash and cash equivalents	65,526	25,097	40,429	161%
Premises and equipment, net	18,861	19,617	(756)	-4%
Other real estate owned	11,653	-	11,653	100%
Goodwill and other intangibles	43,737	1,554	42,183	2714%
Other assets	42,068	34,531	7,537	22%
Total Assets	$2,416,551	$1,863,962	$552,589	30%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest bearing	$301,281	$176,398	$124,883	71%
Interest-bearing	1,561,211	1,348,466	212,745	16%
Total Deposits	1,862,492	1,524,864	337,628	22%

Federal Home Loan Bank advances	210,000	72,000	138,000	192%
Other borrowings	26,000	-	26,000	100%
Subordinated debt	5,000	5,000	-	0%
Junior subordinated debentures	115,470	115,470	-	0%
Other liabilities	25,552	17,731	7,821	44%
Total Liabilities	2,244,514	1,735,065	509,449	29%

Stockholders' Equity
Common stock equity	152,068	133,931	18,137	14%
Preferred stock equity	31,694	9,665	22,029	228%
Unallocated ESOP shares	(5,487)	(6,033)	546	-9%
Cumulative other comprehensive loss	(6,238)	(8,666)	2,428	-28%
Total Stockholders' Equity	172,037	128,897	43,140	33%
Total Liabilities and Stockholders' Equity	$2,416,551	$1,863,962	$552,589	30%

Total non-performing loans/Gross loans (1)	0.60%	0.13%

Number of shares of common stock outstanding (2)	10,671,682	10,586,818

Net book value of common stock (3)	$13.15	$11.26
Tangible book value of common stock (4)	$9.05	$11.12
Net book value of common stock,
excluding other comprehensive loss (3)	$13.74	$12.08

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due. Gross loans include loans, net of unearned income and loans held-for-sale.
(2) Number of shares of common stock outstanding at June 30, 2007 and June 30, 2006 excludes 245,376 and 269,817 unreleased and unallocated ESOP shares, respectively.
The outstanding shares were retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(3) "Net book value of common stock" is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end.
"Net book value of common stock, excluding other comprehensive loss" eliminates cumulative other comprehensive loss from the numerator. Book value per share was retrospectively adjusted for the 5% stock dividend issued June 22, 2007.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end. Book value per share was retrospectively adjusted for the 5% stock dividend issued June 22, 2007.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENT OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2007	2006	$ Change	% Change
Interest Income
Loans, including fees	$44,518	$35,274	$9,244	26%
Investment securities	2,967	3,020	(53)	-2%
Total Interest Income	47,485	38,294	9,191	24%

Interest Expense
Deposits	17,181	13,554	3,627	27%
Borrowings and debt obligations	6,934	4,394	2,540	58%
Total Interest Expense	24,115	17,948	6,167	34%

Net Interest Income	23,370	20,346	3,024	15%
Provision for loan losses	500	700	(200)	-29%
Net interest income after provision for loan losses	22,870	19,646	3,224	16%

Other Income
Fees and service charges	416	442	(26)	-6%
Gain on sale of SBA loans and SBA broker fee income	581	853	(272)	-32%
Gain on sale of non-SBA loans	337	386	(49)	-13%
Other income	128	116	12	10%
Total Other Income	1,462	1,797	(335)	-19%

Gross Operating Income	24,332	21,443	2,889	13%

Operating Expenses
Salaries and benefits	7,856	6,672	1,184	18%
Occupancy and equipment	2,475	2,134	341	16%
Marketing	227	484	(257)	-53%
Professional services	832	854	(22)	-3%
Business development	594	513	81	16%
Other operating expense	2,190	1,489	701	47%
Total Operating Expenses	14,174	12,146	2,028	17%

Earnings before income taxes	10,158	9,297	861	9%
Income tax provision	4,156	3,857	299	8%
Net Earnings	$6,002	$5,440	$562	10%

Weighted average shares outstanding used in
diluted EPS calculation (6)	10,938,322	10,471,888

Earnings per common share (6)
Basic	$0.54	$0.52	$0.02	5%
Diluted	$0.53	$0.50	$0.03	6%

Efficiency Ratio (5)	57%	55%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.
(6) Number of shares and earnings per share were retrospectively adjusted to reflect the 5% stock dividend issued June 22, 2007.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENT OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30,
	2007	2006	$ Change	% Change
Interest Income
Loans, including fees	$86,729	$66,449	$20,280	31%
Investment securities	5,905	6,092	(187)	-3%
Total Interest Income	92,634	72,541	20,093	28%

Interest Expense
Deposits	34,254	24,070	10,184	42%
Borrowings and debt obligations	12,517	9,374	3,143	34%
Total Interest Expense	46,771	33,444	13,327	40%

Net Interest Income	45,863	39,097	6,766	17%
Provision for loan losses	1,700	1,900	(200)	-11%
Net interest income after provision for loan losses	44,163	37,197	6,966	19%

Other Income
Fees and service charges	899	719	180	25%
Gain on sale of SBA loans and SBA broker fee income	1,181	1,397	(216)	-15%
Gain on sale of non-SBA loans	337	386	(49)	-13%
Other income	247	226	21	9%
Total Other Income	2,664	2,728	(64)	-2%

Gross Operating Income	46,827	39,925	6,902	17%

Operating Expenses
Salaries and benefits	15,450	13,173	2,277	17%
Occupancy and equipment	4,933	4,252	681	16%
Marketing	423	700	(277)	-40%
Professional services	1,479	1,279	200	16%
Business development	1,160	1,095	65	6%
Other operating expense	3,856	2,996	860	29%
Total Operating Expenses	27,301	23,495	3,806	16%

Earnings before income taxes	19,526	16,430	3,096	19%
Income tax provision	8,015	6,829	1,186	17%
Net Earnings	$11,511	$9,601	$1,910	20%

Weighted average shares outstanding used in
diluted EPS calculation (6)	10,941,934	10,022,366

Earnings per common share (6)
Basic	$1.03	$0.95	$0.09	9%
Diluted	$1.01	$0.92	$0.09	10%

Efficiency Ratio (5)	56%	56%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.
(6) Number of shares and earnings per share were retrospectively adjusted to reflect the 5% stock dividend issued June 22, 2007.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (7)	$2,037,736	$44,518	8.76%	$1,568,103	$35,274	9.02%
Investment securities (8)	240,668	2,967	4.93%	267,562	3,020	4.52%
Total interest-earning assets	2,278,404	47,485	8.36%	1,835,665	38,294	8.37%
Other assets	129,410			63,619
Less: allowance for loan losses	(21,057)			(15,355)
Total average assets	$2,386,757			$1,883,929

Liabilities and Stockholders' Equity
Interest-bearing deposits (9)	$1,463,184	17,181	4.71%	$1,282,462	13,554	4.24%
Federal Home Loan Bank advances	292,648	3,687	5.02%	180,496	2,173	4.83%
Other borrowings	48,285	830	6.80%	3,901	66	6.70%
Subordinated debt	5,000	109	8.61%	5,000	104	8.26%
Junior subordinated debentures	115,470	2,308	7.91%	106,293	2,051	7.64%
Total interest-bearing liabilities	1,924,587	24,115	5.01%	1,578,152	17,948	4.55%
Demand deposits	286,878			170,363
Other liabilities	25,341			17,948
Total average liabilities	2,236,806			1,766,463
Preferred stock equity	10,876			9,665
Common stock equity, net of
cumulative other comprehensive loss	139,075			107,801
Stockholders' equity	149,951			117,466
Total liabilities and stockholders' equity	$2,386,757			$1,883,929

Net interest spread (10)			3.35%			3.82%
Net interest margin (11)		$23,370	4.13%		$20,346	4.45%

Return on Average Assets			1.01%			1.16%
Return on Average Tangible Assets (12)			1.08%			1.20%
Return on Average Common Equity			16.64%			19.41%
Return on Average Tangible Common Equity (13)			25.51%			20.37%
Net Charge-off's/Average Gross Loans			0.00%			0.00%

(7) The average loan balances include loans held for sale and non-accrual loans.
(8) The yield for investment securities is based on historical amortized cost balances.
(9) Includes savings, NOW, money market, and time certificate of deposit accounts.
(10) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(11) Net interest margin is computed by dividing net interest income by total average earning assets.
(12) Return on average tangible assets is computed by dividing net income excluding core deposit and other intangible amortization for the period by average tangible assets. Average tangible assets equal average total assets less average identifiable intangible assets and goodwill.
(13) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock excluding core deposit and other intangible amortization for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (7)	$1,990,824	$86,729	8.79%	$1,504,497	$66,449	8.91%
Investment securities (8)	240,867	5,905	4.91%	270,854	6,092	4.50%
Total interest-earning assets	2,231,691	92,634	8.37%	1,775,351	72,541	8.23%
Other assets	128,675			69,357
Less: allowance for loan losses	(20,488)			(14,766)
Total average assets	$2,339,878			$1,829,942

Liabilities and Stockholders' Equity
Interest-bearing deposits (9)	$1,474,127	34,254	4.69%	$1,200,543	24,070	4.04%
Federal Home Loan Bank advances	249,220	6,241	5.01%	223,666	5,145	4.64%
Other borrowings	41,554	1,465	7.01%	6,956	235	6.73%
Subordinated debt	5,000	218	8.67%	5,000	202	8.04%
Junior subordinated debentures	115,470	4,593	7.91%	101,629	3,792	7.42%
Total interest-bearing liabilities	1,885,371	46,771	4.99%	1,537,794	33,444	4.38%
Demand deposits	282,394			166,173
Other liabilities	24,568			16,281
Total average liabilities	2,192,333			1,720,248
Preferred stock equity	10,274			9,665
Common stock equity, net of
cumulative other comprehensive loss	137,271			100,029
Stockholders' equity	147,545			109,694
Total liabilities and stockholders' equity	$2,339,878			$1,829,942

Net interest spread (10)			3.38%			3.85%
Net interest margin (11)		$45,863	4.15%		$39,097	4.44%

Return on Average Assets			0.99%			1.06%
Return on Average Tangible Assets (12)			1.07%			1.10%
Return on Average Common Equity			16.23%			18.49%
Return on Average Tangible Common Equity (13)			25.24%			19.50%
Net Charge-off's/Average Gross Loans			0.01%			0.00%

(7) The average loan balances include loans held for sale and non-accrual loans.
(8) The yield for investment securities is based on historical amortized cost balances.
(9) Includes savings, NOW, money market, and time certificate of deposit accounts.
(10) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(11) Net interest margin is computed by dividing net interest income by total average earning assets.
(12) Return on average tangible assets is computed by dividing net income excluding core deposit and other intangible amortization for the period by average tangible assets. Average tangible assets equal average total assets less average identifiable intangible assets and goodwill.
(13) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock excluding core deposit and other intangible amortization for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
Earning Asset, Funding Liability and Operating Expenses Composition
(unaudited)
(dollars in thousands)

	June 30, 2007	(14)	March 31, 2007	(14)	December 31, 2006	(14)	September 30, 2006	(14)	June 30, 2006
Earning Assets
Loans
Commercial and industrial	$133,255		$127,164		$122,257		$111,850		$71,774
Real estate construction and land:
Single-family luxury	497,494		553,333		514,385		507,390		438,788
Single-family tract	183,395		160,270		152,060		132,966		125,806
Commercial	162,514		136,465		134,404		90,513		79,389
Land:					112,418		104,082		107,666
Single-family luxury (15)	19,946		17,382		N/A		N/A		N/A
Single-family tract (15)	38,878		70,761		N/A		N/A		N/A
Commercial (15)	30,686		23,046		N/A		N/A		N/A
Other (15)	25,099		6,284		N/A		N/A		N/A
Real estate mortgage:
Commercial	604,157		565,199		531,159		500,994		392,209
Multi-family residential	185,450		213,877		222,470		241,113		195,406
All other residential	53,533		43,954		49,353		58,712		63,237
Consumer loans	97,752		80,306		65,914		51,785		36,136
All other loans (including overdrafts)	194		70		98		139		167
	2,032,353		1,998,111		1,904,518		1,799,544		1,510,578
Unearned premium on acquired loans	2,627		2,050		1,696		1,239		1,073
Deferred loan fees	(3,108)		(3,842)		(3,970)		(4,719)		(3,939)
Loans, net of unearned income	2,031,872		1,996,319		1,902,244		1,796,064		1,507,712

Loans held-for-sale	296		441		-		-		43,601
Investment securities	223,793		232,504		233,600		235,373		243,316
Total Earning Assets, excluding Allowance
for Loan Losses	$2,255,961		$2,229,264		$2,135,844		$2,031,437		$1,794,629

Unfunded Loan Commitments
Commercial and industrial	$109,696		$110,649		$97,655		$87,283		$77,120
Real estate construction and land:
Single-family luxury	261,299		281,842		264,967		290,434		295,124
Single-family tract	108,898		126,463		150,702		164,737		153,080
Commercial	118,851		102,308		119,134		103,563		70,250
Land	12,928		13,495		16,336		26,026		16,307
Real estate mortgage:
Commercial	14,736		13,388		14,221		15,836		11,770
Multi-family residential	709		961		1,194		2,176		1,031
All other residential	19,569		19,388		16,496		15,085		10,873
Consumer loans	5,948		5,663		4,089		4,061		2,856
Total Unfunded Loan Commitments	$652,634		$674,157		$684,794		$709,201		$638,411

Funding Liabilities
Deposits
Non-interest bearing	$301,281		$287,866		$292,917		$253,927		$176,398
Money market	575,867		618,954		562,622		506,532		478,056
Savings and NOW	69,471		69,947		70,741		75,787		48,243
Time deposits	915,873		790,965		880,133		876,586		822,167
Total Deposits	1,862,492		1,767,732		1,806,413		1,712,832		1,524,864

FHLB advances	210,000		244,000		126,000		127,000		72,000
Other borrowings	26,000		45,400		40,000		35,500		-
Subordinated debt	5,000		5,000		5,000		5,000		5,000
Junior subordinated debentures	115,470		115,470		115,470		115,470		115,470
Total Funding Liabilities	$2,218,962		$2,177,602		$2,092,883		$1,995,802		$1,717,334

Operating expenses
Salary and benefits	$7,856		$7,594		$7,943		$7,648		$6,672
Occupancy and equipment	2,475		2,458		2,584		2,411		2,134
Marketing	227		196		230		323		484
Professional services	832		647		818		669		854
Business development	594		566		579		542		513
Other operating expenses	2,190		1,666		1,858		1,917		1,489
Total operating expenses	$14,174		$13,127		$14,012		$13,510		$12,146

(14) Balances as of June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006 include loans acquired and deposits assumed in the merger with Rancho Bank on July 31, 2006.
(15) Land loans by category were not previously tracked. The Company began tracking the land loan type in the first quarter of 2007 and will continue to do so going forward.